As filed with the Securities and Exchange Commission on July 26, 2013.

Registration No. 333-105116

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KAYDON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3186040 I.R.S. Employer Identification No.)

Suite 300, 2723 South State Street, Ann Arbor, Michigan 48104

(Address of Principal Executive Offices)(Zip Code)

Kaydon Corporation 2003 Non-Employee Directors Equity Plan
Kaydon Corporation Director Deferred Compensation Plan

(Full titles of the plans)

Debra K. Crane

Vice President, Administration and Secretary

Kaydon Corporation

Suite 300, 2723 South State Street

Ann Arbor, Michigan 48104

(734) 747-7025

(Name, address, and telephone number of agent for service)

Copy to:

Elizabeth Noe

Paul Hastings LLP

1170 Peachtree St., Suite 100

Atlanta, GA 30309

(404) 815-2287

CALCULATION OF REGISTRATION FEE*
		Proposed	Proposed
		maximum	maximum
	Amount to be	offering price	aggregate	Amount of
Title of securities to be registered	registered	per share	offering price	registration fee

*	The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on May 9, 2003 (File No. 333-105116).

No Exhibits are filed with this Post-Effective Amendment.

EXPLANATORY NOTE

Kaydon Corporation (“Kaydon”) registered on Form S-8 (File No. 333-105116) filed with the Securities and Exchange Commission on May 9, 2003 (the “Registration Statement”), 300,000 shares of its common stock issuable under the Kaydon Corporation 2003 Non-Employee Directors Equity Plan (the “Non-Employee Director Plan”) and 100,000 shares of its common stock issuable under the Kaydon Corporation Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”).

On April 30, 2013, the Non-Employee Director Plan terminated in accordance with its terms. As a result, the offering pursuant to the Registration Statement has been terminated with respect to the Non-Employee Director Plan. This Post-Effective Amendment No. 1 is being filed to deregister any of the securities registered but unsold under the Non-Employee Director Plan. The securities issuable under the Director Deferred Compensation Plan are not being deregistered and remain subject to issuance under the Director Deferred Compensation Plan. Accordingly, Kaydon hereby withdraws from registration under the Registration Statement, of the 300,000 shares that were originally registered, the securities that remain unsold under the Non-Employee Director Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 26th day of July, 2013.

Kaydon Corporation

By: /s/ James O’Leary

James O’Leary
Chairman, President and Chief Executive
Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ James O’Leary	Chairman, President and Chief	July 26, 2013
James O’Leary	Executive Officer (Principal Executive Officer)

/s/ Timothy J. Heasley	Senior Vice President, Chief	July 26, 2013
Timothy J. Heasley	Financial Officer (Principal Financial Officer)

/s/ Laura M. Kowalchik	Vice President, Chief Accounting	July 26, 2013
Laura M. Kowalchik	Officer (Principal Accounting Officer)

/s/ Mark A. Alexander	Director	July 26, 2013
Mark A. Alexander

/s/ David A. Brandon	Director	July 26, 2013
David A. Brandon

/s/ Patrick P. Coyne	Director	July 26, 2013
Patrick P. Coyne

/s/ William K. Gerber	Director	July 26, 2013
William K. Gerber

/s/ Timothy J. O’Donovan	Director	July 26, 2013
Timothy J. O’Donovan